SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 21, 2012

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-12031 (Commission File Number)	23-2372688 (I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

(a)           The Company held its 2012 Annual Meeting of Shareholders on June 21, 2012.

(b)           The number of votes represented at the annual meeting, in person or by proxy, was 38,968,859.  In determining this number, abstentions and shares held by brokers who have notified us that they lack voting authority with respect to any matter (referred to herein as “broker non-votes”) were deemed present.  The matters voted upon at the annual meeting and the results of the vote on each such matter are set forth below:

1.  Election of directors.

Name	Votes FOR	Votes WITHHELD	Percentage FOR of Total Votes Cast*
Steven V. Abramson	23,809,420	3,475,503	87%
Leonard Becker	26,634,470	640,183	97%
Elizabeth H. Gemmill	26,370,782	634,141	97%
C. Keith Hartley	26,641,896	603,027	97%
Lawrence Lacerte	26,736,021	538,902	98%
Sidney D. Rosenblatt	21,597,009	5,677,914	79%
Sherwin I. Seligsohn	21,465,531	5,809,392	78%
* There were 11,683,936 broker non-votes on the election of directors.  These were not considered votes “cast” on the election.

2.  Proposal to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to implement a majority vote standard in uncontested elections of directors.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes	Percentage FOR of Total Votes Cast*
27,178,273	93,266	13,384	11,683,936	99%
*   Abstentions and broker non-votes were not considered votes “cast” on this proposal.

3.  Advisory approval of the Company’s executive officer compensation.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes	Percentage FOR of Total Votes Cast*
25,632,188	736,096	916,639	11,683,936	97%
*   Abstentions and broker non-votes were not considered votes “cast” on this proposal.

4.  Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes	Percentage FOR of Total Votes Cast*
38,804,767	106,909	57,183	-0-	99%
*   Abstentions and broker non-votes were not considered votes “cast” on this proposal.

(c)           Not applicable.

           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Sidney D. Rosenblatt
Name: Sidney D. Rosenblatt
Title: Executive Vice President & CFO

Dated: June 25, 2012